SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549


                               FORM 8-K

                            CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                of 1934




Date of Report
(Date of earliest event reported):   May 21, 1999
                                   -------------------


                          SEMPRA ENERGY
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       (Exact name of registrant as specified in its charter)


CALIFORNIA                      1-14201                    33-0732627
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(State of incorporation      (Commission             (I.R.S. Employer
or organization)             File Number)          Identification No.


101 ASH STREET, SAN DIEGO, CALIFORNIA                           92101
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(Address of principal executive offices)                   (Zip Code)


                                                       (619) 696-2034
Registrant's telephone number, including area code-------------------


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   (Former name or former address, if changed since last report.)

                                   FORM 8-K

Item 2.  Acquisition or Disposition of Assets

On May 21, 1999 San Diego Gas & Electric Company (SDG&E), a wholly owned subsidiary of Sempra Energy, completed the sale of its 965-megawatt Encina Power Plant and 17 combustion-turbine generators to Dynegy Inc. and NRG Energy Inc. for $356 million in cash. The power plant began operating in Carlsbad, California, in 1954 and consists of five steam-generating units and an on-site combustion turbine. Other assets sold along with the plant are substantial acreage including the outer and middle sections of the Agua Hedionda Lagoon.

Previously, on April 23, 1999, SDG&E completed the sale of its 693-megawatt South Bay Power Plant to the San Diego Unified Port
District for $110 million, which the Port District is financing through revenue bonds.

SDG&E will operate and maintain both facilities for the new owners for the next two years. The press releases announcing the completion of these sales are attached as Exhibits 99.1 and 99.2.


Item 7.  Financial Statements And Exhibits.

         (c) Exhibits

             99.1 Press release dated May 21, 1999 announcing the
                  completion of the sale of Encina Power Plant and combustion turbines to Dynegy, NRG Energy.

             99.2 Press release dated April 23, 1999 announcing the
                  completion of the sale of South Bay Power Plant to the San Diego Unified Port District.






                              SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    SEMPRA ENERGY
                                           (Registrant)


Date: May 21, 1999                  By: /s/ F.H. Ault
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                                        F. H. Ault
                                        Vice President and Controller